UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2005

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-8940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 663-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Philip Morris International Inc. (“PMI”), a wholly-owned subsidiary of Altria Group, Inc. (“Altria”), entered into a credit agreement (the “Credit Agreement”) on May 12, 2005, relating to a senior unsecured 5-year revolving credit facility (the “Revolving Credit Facility”) and a senior unsecured 3-year term facility (together with the Revolving Credit Facility, the “Facilities”), with the lenders named therein and Citibank International plc, as facility agent. The Facilities are not guaranteed by Altria and Altria has no obligations thereunder. FTR Holding S.A. (“FTRH”), a wholly-owned subsidiary of PMI, was designated as a borrower at the time of the closing of the Facilities.

On May 27, 2005, in connection with the acquisition of PT HM Sampoerna Tbk, FTRH borrowed EUR 1,025,000,000 under the Revolving Credit Facility. Including borrowings previously disclosed, FTRH has an aggregate amount of EUR 3,525,000,000 borrowed under the Facilities.

The additional disclosure required by this item is included in “Item 1.01. Entry into a Material Definitive Agreement” of Altria’s Current Report on Form 8-K filed on May 18, 2005, which is incorporated herein by reference, to which the Credit Agreement is filed as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By	/s/ G. PENN HOLSENBECK
	Name:	G. Penn Holsenbeck
	Title:	Vice President, Associate General
Counsel and Corporate Secretary

DATE: June 2, 2005